Exhibit 99.1

AgeX Therapeutics Reports First Quarter 2020 Financial Results and Provides Business Update

ALAMEDA, Calif.--(BUSINESS WIRE)--May 14, 2020--AgeX Therapeutics, Inc. (“AgeX”: NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported financial and operating results for the first quarter ended March 31, 2020.

“The human tragedy of this pandemic has long tentacles that effect numerous businesses including AgeX,” said Greg Bailey M.D., Chairman. “Given the current global economic landscape, and the changes that businesses will need to make to accommodate to a post pandemic world, we feel that new business model aligns well to be able to function in this new environment. We see enormous opportunity to license and joint venture PureStem® and HLA-G while implementing a definitive plan to begin preclinical trials on tissue regeneration under the leadership of Michael West and Michael May. We will update you in the future as these plans progress.”

AgeX has completed a company restructuring to help set it up for success in the future. The combination of company priorities, cash position and the COVID-19 pandemic led to employee lay-offs designed to support the evolution of AgeX's current team to execute on strategic business goals going forward and to ensure cash is directed at near-term priorities to deliver maximum shareholder value. AgeX has a dual business strategy to diversify risk and maximize opportunities. It plans to continue to pursue its licensing and collaboration strategy for its two primary technology platforms, UniverCyte™ immunotolerance technology for the generation of universal cells, and PureStem® cell derivation and manufacturing technology for the production of therapeutic cells with potential advantages, including industrial scalability and lower manufacturing costs. Since the launch of its licensing and collaboration strategy in January 2020, AgeX has delivered a research collaboration in Japan focused on developing universally transplantable cells for therapeutic use based on UniverCyte™, entered into a neural stem cell therapy research collaboration for neurological disorders utilizing PureStem® at a California University, and AgeX licensee ImStem Biotechnology received the first-ever clearance of a cell therapy derived from AgeX’s embryonic stem cells by the FDA to enter human studies.

In addition, AgeX remains committed to pursuing in-house cell therapy product development and plans to raise money to build the optimal team to deliver on its products, AGEX-BAT1 for metabolic diseases such as type II diabetes and AGEX-VASC1 for tissue ischaemia. AgeX’s budgetary and personnel adjustments will result in the deferral of in-house product development and may also lead to AgeX seeking arrangements with other companies in the cell therapy or biopharma industry for the development of its product candidates and technology, or outsourcing of some of that work to service providers until further funding can be obtained to rebuild in-house research and development staff for one or more of those programs. Development of AgeX’s iTR technology may be done at AgeX’s subsidiary Reverse Bioengineering, Inc. subject to successful financing of the subsidiary.

“Upwards of 80% of healthcare expenditures in the United States relates to chronic degenerative disease and aging is a principle underlying cause of such conditions,” said Michael D. West, Ph.D., AgeX’s Chief Executive Officer. “Therefore, the ability to manufacture to scale young clinical-grade cells capable of regenerating functionality in diverse tissues of the body has the potential to transform healthcare as we know it today. Perhaps even more noteworthy is the potential of reversing developmental aging in the body itself through AgeX’s iTR technology. Our goal in the coming year is to advance the development of our intellectual property with the goal of bringing value to our shareholders.”

Q1 Highlights

  AgeX entered into a research collaboration with a Japanese biopharma company to generate hypoimmunogenic cells, representing the first research collaboration for AgeX’s immunotolerance UniverCyteTM technology platform.
  AgeX entered into a sponsored research agreement with a California University for the derivation of neural stem cells using AgeX’s PureStem technology for Huntington’s Disease and potentially other neurological conditions.
  AgeX’s embryonic stem cell line ESI-053 has been used by ImStem Biotechnology for the derivation of mesenchymal stem cells (MSCs). ImStem received FDA IND clearance to begin a clinical trial of MSCs in multiple sclerosis. This marks the first-ever clearance of a cell therapy derived from AgeX’s embryonic stem cells by the FDA to enter human studies.
  AgeX researchers and others published a scientific paper on the age reprogramming of super-centenarian cells in the peer-reviewed scientific journal Biochemical and Biophysical Research Communications from Elsevier, describing the conversion of cells of one of the longest-lived people in history, a deceased 114-year-old American woman, to a young pluripotent state.
  U.S. Patent number 10,501,723 was issued for generating induced pluripotent stem (iPS) cells. The patent broadly describes multiple techniques for reprogramming cells of the body back to the all-powerful stem cell state.

Liquidity and Capital Resources

AgeX is in need of additional capital to finance its operations. On March 30, 2020, AgeX entered into a Secured Convertible Facility Agreement (the “New Loan Agreement”) with Juvenescence Limited pursuant to which AgeX may borrow funds from time to time. On April 1, 2020 AgeX drew the initial $500,000, and may draw additional funds from time to time subject to Juvenescence’s discretion, prior to the contractual repayment date on March 30, 2023. AgeX may not draw down more than $1 million in any single draw. More information about the New Loan Agreement can be found in AgeX’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 30, 2020 and May 14, 2020, respectively.

On April 13, 2020, AgeX obtained a loan in the amount of $432,952 from Axos Bank under the Paycheck Protection Program (the “PPP Loan”). The PPP Loan will bear interest at a rate of 1% per annum. No payments will be due on the PPP Loan during a six month deferral period commencing on the date of the promissory note. Commencing one month after the expiration of the deferral period, and continuing on the same day of each month thereafter until the maturity date of the PPP Loan, monthly payments of principal and interest will be due, in an amount required to fully amortize the principal amount outstanding on the PPP Loan by the maturity date. The maturity date is April 13, 2022. The principal amount of the PPP Loan is subject to forgiveness under the PPP to the extent that PPP Loan proceeds are used to pay expense permitted by the PPP, including payroll, rent, and utilities (collectively, “Qualifying Expenses”), during the time frame permitted by the PPP. AgeX intends to use the PPP Loan amount for Qualifying Expenses. However, no assurance is provided that AgeX will obtain forgiveness of the PPP Loan in whole or in part.

Staff Reductions

During April 2020, AgeX initiated staff layoffs that affected 12 employees, primarily research and development personnel. AgeX has paid approximately $105,000 in accrued payroll and unused paid time off and other benefits and expects to recognize approximately $194,800 in restructuring charges in connection with the reduction in staffing, consisting of contractual severance and other employee termination benefits, substantially all of which are expected to be settled in cash. The staff reductions followed AgeX’s strategic review of its operations, giving consideration to the status of its product development programs, human resources, capital needs and resources, and current conditions in the capital markets resulting from the COVID-19 pandemic.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, and considering that loans from Juvenescence in excess of an initial $500,000 advance under the New Loan Agreement will be subject to Juvenescence’s discretion, AgeX believes that its cash and cash equivalents, the $500,000 loan under the New Loan Agreement, the PPP Loan and reduction in staff in May 2020 would not be sufficient to satisfy its anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

First Quarter 2020 Operating Results

Revenues: Total Revenues for the first quarter of 2020 were $515,000 as compared with $388,000 for the first quarter of 2019. AgeX revenue is primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. Revenues in 2020 also included approximately $86,000 of allowable expenses under its research grant from the NIH as compared with $15,000 in the same period in 2019.

Operating expenses: Operating expenses reported for the three months ended March 31, 2020 were $3.7 million as compared to $3.4 million for the same period in 2019. On an as-adjusted basis, operating expenses for the three months ended March 31, 2020 were $3.2 million as compared to $2.8 million for the same period in 2019.

The reconciliation between GAAP and non-GAAP operating expenses is provided in the financial tables included with this earnings release.

Research and development expenses increased by $0.3 million to $1.6 million during the three months ended March 31, 2020 from $1.3 million during the same period in 2019. The increase was primarily attributable to an increase of $0.2 million in scientific consultants, $0.2 million in laboratory facilities and equipment related expenses and maintenance, $0.1 million in personnel related expenses allocable to research and development, and $0.1 million in depreciation and amortization of laboratory equipment and improvements. These increases were offset to some extent by a decrease of $0.3 million in shared services from Lineage Cell Therapeutics, Inc. (“Lineage”) with the termination of the Shared Facilities and Services Agreement on September 30, 2019.

General and administrative expenses for the three months ended March 31, 2020 remained consistent with the same period in 2019 of $2.1 million despite bearing the full lease and facilities related costs since April 2019, and an increase in head count with the employment of AgeX’s own finance team since October 1, 2019. These increases were offset by a decrease in shared facilities and services fees from Lineage following the termination of the Shared Facilities and Services Agreement on September 30, 2019.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX’s core product pipeline is intended to extend human healthspan. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$468	$2,352
Accounts and grants receivable, net	366	363
Prepaid expenses and other current assets	1,238	1,339
Total current assets	2,072	4,054

Property and equipment, net	898	1,126
Deposits and other long-term assets	111	111
Intangible assets, net	2,011	2,151
TOTAL ASSETS	$5,092	$7,442

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,184	$1,582
Loan due to Juvenescence, net of debt issuance cost	1,767	-
Related party payables, net	181	64
Deferred revenues	407	283
Right-of-use lease liability	325	428
Insurance premium liability and other current liabilities	603	940
Total current liabilities	5,467	3,297

Loan due to Juvenescence, net of debt issuance cost	-	1,528
TOTAL LIABILITIES	$5,467	$4,825

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of March 31, 2020 and December 31, 2019	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,656 and 37,649 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	88,608	88,353
Accumulated other comprehensive income	44	69
Accumulated deficit	(89,395)	(86,208)
AgeX Therapeutics, Inc. stockholders’ equity (deficit)	(739)	2,218
Noncontrolling interest	364	399
Total stockholders’ equity (deficit)	(375)	2,617
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,092	$7,442

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
REVENUES:
Subscription and advertisement revenues	$338	$345
Grant revenues	86	15
Other revenues	91	28
Total revenues	515	388

Cost of sales	(34)	(63)

Gross profit	481	325

OPERATING EXPENSES:
Research and development	1,603	1,338
General and administrative	2,073	2,109
Total operating expenses	3,676	3,447

Loss from operations	(3,195)	(3,122)

OTHER INCOME/(EXPENSES):
Interest income (expense), net	(52)	12
Other income (expense), net	25	(28)
Total other income (expense), net	(27)	(16)

NET LOSS BEFORE INCOME TAXES	(3,222)	(3,138)
Income tax provision	-	(73)

NET LOSS	(3,222)	(3,211)
Net loss attributable to noncontrolling interest	35	78

NET LOSS ATTRIBUTABLE TO AGEX	$(3,187)	$(3,133)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.08)	$(0.09)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,651	36,143

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(3,187)	$(3,133)
Net loss attributable to noncontrolling interest	(35)	(78)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Depreciation expense	123	10
Amortization of intangible assets	140	139
Amortization of right-of-use asset	104	-
Amortization of debt issuance cost	47	-
Stock-based compensation	260	481
Income tax provision	-	73
Foreign currency remeasurement gain (loss) and other	5	29
Changes in operating assets and liabilities:
Accounts and grants receivable, net	(28)	(75)
Prepaid expenses and other current assets	195	(64)
Accounts payable and accrued liabilities	494	(52)
Related party payables	117	8
Insurance premium liability	(314)	-
Deferred revenues and other current liabilities	15	44
Net cash used in operating activities	(2,064)	(2,618)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and other	(4)	(3)
Net cash used in investing activities	(4)	(3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	-	4,500
Draw down on loan facility from Juvenescence	200	-
Repayment of financing lease liability	(15)	-
Net cash provided by financing activities	185	4,500

Effect of exchange rate changes on cash and cash equivalents	(1)	-

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,884)	1,879

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	2,452	6,707
At end of the period	$568	$8,586

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ADJUSTED OPERATING EXPENSES

	Amounts In Thousands and Unaudited
	For the Three Months Ended March 31,
	2020	2019
GAAP Operating Expenses - as reported	$3,676	$3,447
Stock-based compensation expense (1)	(260)	(481)
Depreciation and amortization expense (1)	(263)	(149)
Non-GAAP Operating Expenses, as adjusted	$3,153	$2,817

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (2)	$3,096	$2,860
LifeMap Sciences, Inc. and subsidiary (3)	580	587
GAAP Operating Expenses - by entity	$3,676	$3,447

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$2,688	$2,345
LifeMap Sciences, Inc. and subsidiary	465	472
Non-GAAP Operating Expenses - as adjusted, by entity	$3,153	$2,817
(1)	Noncash charges
(2)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(3)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Contact for AgeX:
Russell Skibsted
rskibsted@agexinc.com
(510) 671-8370